UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Coeur Mining, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

**** IMPORTANT REMINDER TO VOTE YOUR SHARES ****

Dear Coeur Mining Stockholder:

We recently made proxy materials available to you relating to proposals to be voted on at Coeur Mining Inc.’s 2025 Annual Meeting of Stockholders, which is scheduled to be held on May 13, 2025.

You are receiving this reminder because your votes were not yet processed at the time that this letter was mailed.

Even if you plan to attend the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

Your vote is very important. The fastest and easiest way to vote is by telephone or online. Instructions on how to vote your shares by telephone or online are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided. Please note that if you own shares of Coeur Mining stock in multiple accounts, you may receive multiple packages that are not duplicates. Please be sure to vote all of your accounts holding Coeur Mining shares.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-607-0088.

Thank you for your investment in Coeur Mining and for taking the time to vote your shares.

Sincerely,

Coeur Mining, Inc.